Exhibit (h)(1)(iii)

THIRD AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of November 8, 2023, as amended (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Leverage Shares 2X Long NVDA Daily ETF
●	Leverage Shares 2X Long AAPL Daily ETF
●	Leverage Shares 2X Long COIN Daily ETF
●	Leverage Shares 2X Long TSM Daily ETF
●	Leverage Shares 2X Long ARM Daily ETF
●	Leverage Shares 2X Short NVDA Daily ETF
●	Leverage Shares 2X Long MSFT Daily ETF
●	Leverage Shares 2X Long TSLA Daily ETF
●	Leverage Shares 2X Long ASML Daily ETF
●	Leverage Shares 2X Short TSLA Daily ETF
●	Leverage Shares 2X Long META Daily ETF
●	Leverage Shares 2X Long BA Daily ETF
●	Leverage Shares 2X Long AMD Daily ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jose C. Gonzalez Navarro	By:	/s/ Greg Farley
Name:	Jose C. Gonzalez Navarro	Name:	Greg Farley
Title:	Director	Title:	Sr. Vice President
Date:	11/29/24	Date:	11/29/24

Exhibit A to the Transfer Agent Servicing Agreement

Name of Series:

Themes US R&D Champions ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Junior Gold Miners ETF

Themes Silver Miners ETF

Themes Robotics & Automation ETF

Themes Alcoholic Beverage ETF

Themes Copper Miners ETF

Themes Lithium & Battery Metal Miners ETF

Themes Transatlantic Defense ETF

Themes Uranium & Nuclear ETF

Themes US BuyBack Champions ETF

Themes US Capital Stability Champions ETF

Themes Infrastructure ETF

Themes US Pricing Power Champions ETF

Themes Waste & Recycling ETF

Leverage Shares 2X Long NVDA Daily ETF

Leverage Shares 2X Long AAPL Daily ETF

Leverage Shares 2X Long COIN Daily ETF

Leverage Shares 2X Long TSM Daily ETF

Leverage Shares 2X Long ARM Daily ETF

Leverage Shares 2X Short NVDA Daily ETF

Leverage Shares 2X Long MSFT Daily ETF

Leverage Shares 2X Long TSLA Daily ETF

Leverage Shares 2X Long ASML Daily ETF

Leverage Shares 2X Short TSLA Daily ETF

Leverage Shares 2X Long META Daily ETF

Leverage Shares 2X Long BA Daily ETF

Leverage Shares 2X Long AMD Daily ETF

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